Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-197114) on Form S-8 of First Bancorp of our report dated June 27, 2019, relating to our audit of the financial statement of the First Bancorp Employees’ 401(k) Savings Plan which appear in this Annual Report on Form 11-K of the First Bancorp Employees’ 401(k) Savings Plan as of December 31, 2018.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
June 25, 2020